UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 22, 2023

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2023, James G. Coogan, Senior Vice President and Chief Financial Officer of Kaman Corporation (the “Company” or “Kaman”), notified the Company that he intends to resign his positions to pursue another opportunity outside the Company. In order to facilitate a smooth transition, Mr. Coogan will remain in the employ of the Company until October 23, 2023, but will step down as Chief Financial Officer effective as of August 28, 2023. Mr. Coogan’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 24, 2023, the Board of Directors of the Company appointed Carroll K. Lane to serve as the Company’s Interim Chief Financial Officer, effective as of August 28, 2023, while the Company evaluates candidates for the permanent position. Mr. Lane joined Kaman in July 2022 as a Senior Vice President and segment lead of the Company’s Precision Products Segment. In January 2023, he was also appointed segment lead of the Company’s Engineered Products Segment. Prior to joining Kaman, Mr. Lane held positions of increasing responsibility at United Technologies Corporation ("UTC"), now known as RTX Corporation, including as President of Pratt & Whitney’s Commercial Engines Division from 2020 to 2022; Vice President of Investor Relations from 2016 to 2020; and Vice President of Pratt & Whitney’s Commercial Engines Aftermarket business. Prior to joining UTC, Mr. Lane was a Director with CSP Associates, an aerospace and defense advisory firm. He holds an M.B.A. from Harvard Business School and a B.A. from Williams College. He also served in the United States Marine Corps as a naval aviator.

Mr. Lane is not a party to any arrangements or understandings with any other person pursuant to which he was appointed to serve as Interim Chief Financial Officer. There are no family relationships among Mr. Lane and any other directors or officers of the Company, and there have been no transactions, nor are there any proposed transactions, between the Company and Mr. Lane that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On August 25, 2023, the Company issued a press release relating to the foregoing matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit	Description
99.1	Press Release dated August 25, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Richard S. Smith, Jr.
Richard S. Smith, Jr.
Senior Vice President, General Counsel and
Secretary

Date: August 25, 2023